Exhibit 10.77

TERMINATION OF CONSULTING AGREEMENT

This Termination of Consulting Agreement, dated as of June 30, 2002, is by and between Vari-Lite International, Inc. (the “Company”) and James H. Clark, Jr. (the “Consultant”).

W I T N E S S E T H:

WHEREAS, the Company (formerly known as Vari-Lite Holdings, Inc.) and the Consultant entered into that certain Consulting Agreement, dated as of July 1, 1995 (the “Consulting Agreement”); and

WHEREAS, the Company has suffered a decline in its financial performance and management and the Board of Directors of the Company have made recommendations for reducing expenses of the Company in order to improve the Company’s financial performance; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) has determined that it is in the best financial interest of the Company to terminate the Consulting Agreement effective as of June 30, 2002; and

WHEREAS, the Consultant is a significant stockholder of the Company and agrees that it is in the best financial interest of the Company to terminate the Consulting Agreement as proposed by the Compensation Committee;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, effective as of the date hereof, that the Consulting Agreement is cancelled and terminated and shall be of no further force or effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

VARI-LITE INTERNATIONAL, INC.

By:
T. Clay Powers, President

James H. Clark, Jr.